Exhibit 31.4

CERTIFICATION

I, William Regan, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Mawson Infrastructure Group Inc. for the year ended December 31, 2024; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025	/s/ William Regan
William Regan
Chief Financial Officer (Principal Financial and Accounting Officer)